EXHIBIT 3.1

      P07000005482
FILED
January 11, 2007
Sec. Of State

Electronic Articles of Incorporation
For

MURALS BY MAURICE, INC.

The undersigned incorporator, for the purpose of forming a Florida
Profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:
 MURALS BY MAURICE, INC.

Article II

The principal place of business address:
 295 NW 89TH AVE.
CORAL SPRINGS, FL. US 33071

The mailing address of the corporation is:
 295 NW 89TH AVE.
CORAL SPRINGS, FL. US 33071

Article III

The purpose for which this corporation is organized is:
 ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:
 100,000,000 COMMON, 5,000,000 PREFERRED

Article V

The name and Florida street address of the registered agent is:
 MAURICE KATZ
 295 NW 89TH AVE.
 CORAL SPRINGS, FL 33071

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MAURICE KATZ

Article VI

The name and address of the incorporator is:
 MAURICE KATZ
 295 NW 89TH AVE.
 CORAL SPRINGS, FL 33071

Incorporator Signature: MAURICE KATZ

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
 Title: P
 MAURICE KATZ
 295 NW 89TH AVE.
 CORAL SPRINGS, FL 33071

Article VIII

The effective date for this corporation shall be:
 1/11/07